EXHIBIT 16.1

April 1, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of Form 8-K dated March 28, 2013 of Omega Commercial Finance Corporation to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

Houston, Texas